Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-176244) including the related Prospectus and Prospectus Supplement;
(2)	Registration Statements (Form S-8 Nos. 333-183511, 333-124910, 333-143670, 333-160389, and 333-176204) pertaining to the 2005 Stock Incentive Plan;
(3)	Registration Statements (Form S-8 Nos. 333-168124 and 333-160392) pertaining to its 1998 Employee Stock Purchase Plan and 1998 Non-Qualified Employee Stock Purchase Plan; and
(4)	Registration Statements (Form S-8 Nos. 333-52277 and 333-120508) pertaining to its Amended and Restated1996 Stock Incentive Plan;
of our reports dated March 15, 2013, with respect to the consolidated financial statements of Progenics Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Progenics Pharmaceuticals, Inc., included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Hartford, Connecticut
March 15, 2013